Exhibit 10.1

AMENDMENT NUMBER THREE TO CREDIT AGREEMENT

This AMENDMENT NUMBER THREE TO CREDIT AGREEMENT (this “Amendment”), dated as of October 28, 2022, is entered into by and between WINC, INC., a Delaware corporation, doing business in California as CLUB W, INC. (“Parent”), and BWSC, LLC, a California limited liability company (“BWSC”) (Parent and BWSC are sometimes collectively referred to herein as “Borrowers” and each individually as a “Borrower”), and BANC OF CALIFORNIA, N.A., as successor-by-merger to PACIFIC MERCANTILE BANK (“Bank”), with reference to the following facts:

A. Borrowers and Pacific Mercantile Bank previously entered into that certain Credit Agreement, dated as of December 15, 2020, as amended by that certain Amendment Number One to Credit Agreement, dated as of March 25, 2022, and that certain Amendment Number Two to Credit Agreement, dated as of June 24, 2022 (as so amended, the “Agreement”).

B. Borrowers and Bank desire to further amend the Agreement, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the foregoing, Bank and Borrowers hereby agree as follows:

1.
Defined Terms. All initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.
2.
Amendments to Credit Agreement. The terms of the Agreement are amended as follows:
(a)
Amendment to Summary of Credit Terms – Revolving Credit Commitment – Revolving Credit Commitment of the Summary of Credit Terms set forth in the Agreement is hereby amended in its entirety as follows:

Section 1.1 – Revolving Credit Commitment	For the Period Beginning:	Revolving Credit Commitment Amount:
	November 1, 2022	$3,500,000
	December 1, 2022	$2,500,000
	December 30, 2022	$0

(b)
Amendment to Financial Condition Covenant – Minimum Liquidity – Section 6.15(a) of the Agreement is hereby amended in its entirety as follows:

“(a) Liquidity, measured as of the end of December 31, 2022, at any time to be less than the amount set forth in Section 6.15(a) of the Summary of Credit Terms.”

3.
Cash Collateral Account. Borrower agrees pursuant to Section 2.7 of the Agreement:
(a)
If the Loans are repaid in full prior to November 16, 2022 (the “SBLC Maturity Date”), by no later than the SBLC Maturity Date, Bank shall immediately receive cash collateral equal to at least $103,000, together with such cash collateral agreement, cash pledge, and/or blocked account agreement in respect of such collateral as Bank may require.
4.
Conditions Precedent to Effectiveness of Amendment. The effectiveness of this Amendment is subject to and contingent upon the fulfillment of each and every one of the following conditions to the satisfaction of Bank:

(a)
Bank shall have received this Amendment, duly executed by Borrowers;
(b)
no Event of Default or Default shall exist; and
(c)
all of the representations and warranties set forth herein and in the Agreement shall be true, complete and accurate as of the date hereof.
5.
Representations and Warranties. In order to induce Bank to enter into this Amendment, Borrowers hereby represents and warrants to Bank that:
(a)
no Event of Default or Default exists;
(b)
all of the representations and warranties set forth herein and in the Agreement are true, complete and accurate; and
(c)
This Amendment has been duly executed and delivered by Borrowers, and the Agreement continues to constitute the legal, valid and binding agreements and obligations of Borrowers, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, and similar laws and equitable principles affecting the enforcement of creditors’ rights generally.
6.
Electronic Banking Services. Borrowers may use electronic or online banking services offered by or through Bank (“Electronic Banking Services”) to make a regular payment to Borrowers’ loan(s) by transferring the payment amount from Borrowers’ checking or savings account to the balance of Borrowers’ loan(s). Borrowers can also use Electronic Banking Services to view their account balances. Use of Electronic Banking Services is subject to the terms and conditions of the online banking agreement and/or the treasury management services agreement between Borrowers and Bank.
7.
Automated Clearing House. Borrowers acknowledge that Bank shall require Borrowers to maintain an Automated Clearing House (“ACH”), auto pay account established with Bank that will be pre-authorized by Borrowers to permit Bank to debit Borrowers’ account for the payment of all amounts that become due on the Loans.
8.
Third Party Fees. Borrowers hereby authorize Bank to automatically, without notice or consent of Borrowers, debit any account maintained by Borrowers and apply such amounts to the payment of any outstanding third party fees, including reasonable attorney’s fees and costs incurred by the Bank, in connection with the Loans.
9.
Counterparts; Electronic Execution. This Amendment may be executed in counterparts, each of which will be deemed to be an original, but all of which together will be deemed to be one and the same instrument. The exchange of copies of this Amendment and of executed signature pages by facsimile transmission or by electronic mail in “portable document format” (“.pdf”), or by a combination of such means, will constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of an original Amendment for all purposes. Bank may also execute this Amendment by electronic signature, whether digital or encrypted, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, “electronic signature” shall include DocuSign signature, faxed or emailed versions of an original signature or electronically scanned and transmitted versions of an original signature.
10.
Integration. The Agreement as amended by this Amendment constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof, and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof.
11.
No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default,

whether or not known to Bank and whether or not existing on the date of this Amendment. Nothing in this Amendment, any correspondence, any oral communications between Bank and Borrowers, or the making of any Loans or the issuance of any Letters of Credit, should be construed to be a waiver, modification or release of any breach, default or Event of Default, whether now existing or hereafter arising, or any of Bank’s rights and remedies under the Agreement, the Loan Documents, and applicable law. Bank’s forbearance does not constitute a course of dealing or a course of conduct.
12.
Costs and Expenses. Without limiting the provisions of the Agreement, Borrowers shall reimburse Bank for all of the reasonable and documented costs, fees and expenses (including without limitation attorneys’ fees) which Bank has incurred or hereafter incurs in connection with the negotiation, drafting or enforcement of this Amendment, or otherwise in connection with this Amendment or the other Loan Documents, whether or not there is any litigation between the parties hereto.
13.
Release.
(a)
Each Borrower hereby absolutely and unconditionally releases and forever discharges Bank, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. Each Borrowers certifies that it has read the following provisions of California Civil Code Section 1542:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

(b)
Each Borrower understands and acknowledges that the significance and consequence of this waiver of California Civil Code Section 1542 is that even if it should eventually suffer additional damages arising out of the facts referred to above, it will not be able to make any claim for those damages. Furthermore, each Borrower acknowledges that it intends these consequences even as to claims for damages that may exist as of the date of this release but which it does not know exist, and which, if known, would materially affect its decision to execute this Amendment, regardless of whether its lack of knowledge is the result of ignorance, oversight, error, negligence, or any other cause.
14.
Reaffirmation of the Agreement. The Agreement as amended hereby remains in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first hereinabove written.

WINC, INC., a Delaware corporation By: /s/ Brian Smith Name: Brian Smith Title: Interim Chief Executive Officer and President

BWSC, LLC, a California limited liability company By: Winc, Inc., its sole member By: /s/ Brian Smith Name: Brian Smith Title: Interim Chief Executive Officer and President

BANC OF CALIFORNIA, N.A. By: /s/ Michael Baranowski Name: Michael Baranowski Title: Vice President

Amendment Number Three to Credit Agreement